                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

MegaBank Financial Corporation                             MB Capital I
------------------------------                             ------------
(Exact name of co-registrant                       (Exact name of co-registrant
 as specified in its charter)                       as specified in its charter)

        Colorado                                             Delaware
        --------                                             --------
(State of incorporation                              (State of incorporation
     or organization)                                     or organization)

       84-0949755                                            Applied For
       ----------                                            -----------
    (I.R.S. Employer                                      (I.R.S. Employer
   Identification No.)                                   Identification No.)

                            8100 East Arapahoe Road
                           Englewood, Colorado 80112
                           -------------------------
              (Address of principal executive office and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

     None

Securities Act registration statement file number to which this form relates:

     333-42189

Securities to be registered pursuant to Section 12(g) of the Act:

     ___% Cumulative Preferred Securities, $10 liquidation amount

     Guarantee of MegaBank Financial Corporation
          With respect to the ____% Cumulative Preferred Securities

If this form relates to the registration of a class of securities and is effective pursuant to Section 12(b) of the Exchange Act pursuant to General Instruction A.(c), check the following box. / /

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. /X/

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.        DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          Incorporated by reference to the sections entitled "Description of the Preferred Securities," "Description of Junior Subordinated Debentures," "Description of Guarantee" and "Relationship among the Preferred Securities, the Junior Subordinated Debentures and the Guarantee" in the Registrant's Form SB-2 Registration Statement (File No. 333-42189) filed with the Commission on December 12, 1997 (the "1997 Form SB-2") and the same sections in the Company's Prospectus to be filed pursuant to Rule 424(b) are deemed to be incorporated by reference herein.

Item 2.        EXHIBITS

          4.1       Trust Agreement of MB Capital I dated as of December 8,
                    1997.*
          4.2 Form of Amended and Restated Trust Agreement of MB Capital I, to be dated ___________, 1997.*
          4.3 Form of Preferred Security Certificate of MB Capital I (included as an exhibit to Exhibit 4.2)
          4.4       Form of Preferred Securities Guarantee Agreement.*
          --------------

          * Incorporated by reference to Exhibits, 4.4, 4.5 and 4.7 to the 1997 Form SB-2.

                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        MEGABANK FINANCIAL CORPORATION

Dated:  January 15, 1998.               By /s/THOMAS R. KOWALSKI
                                          ------------------------
                                              Thomas R. Kowalski
                                              Chairman and
                                              Chief Executive Officer

                                        MB CAPITAL I

Dated:  January 15, 1998.               By /s/THOMAS R. KOWALSKI
                                           -----------------------
                                              Thomas R. Kowalski
                                              Administrative Trustee



                                  Page 2 of 2